As filed with the Securities and Exchange Commission on __________, 2005.

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

        Delaware                                         94-1517641
(State of Incorporation)                   (I.R.S.  Employer Identification No.)

                          2305 Camino Ramon, Suite 200
                               San Ramon, CA 94583
                    (Address of Principal Executive Offices)
                                 ---------------

                             PYX TECHNOLOGIES, INC.
                                 2005 STOCK PLAN
                            (Full title of the plan)
                                 ---------------

                                David W. Brunton
               Vice President, Finance and Chief Financial Officer
                                    SBE, Inc.
                          2305 Camino Ramon, Suite 200
                               San Ramon, CA 94583
                                 (925) 355-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                             Jodie M. Bourdet, Esq.
                               COOLEY GODWARD LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000

                                 ---------------

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum          Proposed Maximum
    Title of Securities          Amount to be              Offering             Aggregate Offering         Amount of
      to be Registered           Registered(1)        Price per Share(2)             Price(2)           Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value            2,038,950                 $2.17                  $4,424,521          $520.77
$.01 per share
---------------------------- ---------------------- ------------------------ -------------------------- -----------------

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the PyX Technologies, Inc. 2005 Stock Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Act. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to options previously granted under the Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The following documents filed by SBE, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004, as filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") on January 14, 2005.

      (b) The Company's (i) Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2005, as filed with the SEC on March 2, 2005 under the Exchange Act, (ii) Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005, as filed with the SEC on June 2, 2005, under the Exchange Act, (iii) Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2005, as filed with the SEC on August 31, 2005 under the Exchange Act, (iv) Current Report on Form 8-K as filed with the SEC on January 14, 2005 under the Exchange Act, (v) Current Report on Form 8-K as filed with the SEC on March 28, 2005 under the Exchange Act,
      (vi) Current Report on Form 8-K as filed with the SEC on May 5, 2005 under the Exchange Act and (vii) Current Report on Form 8-K as filed with the SEC on August 1, 2005 under the Exchange Act.

      (c) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A, as filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

      Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by Section 145 of the Delaware General Corporation Law, the By-Laws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the By-Laws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the By-Law provisions relating to indemnification.


      The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgements, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonable believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                       EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
------           -----------

5.1      Opinion of Cooley Godward LLP
23.1     Consent of BDO Seidman LLP. Independent Registered Public Accounting
         Firm
23.2 Consent of PricewaterhouseCoopers LLP. Independent Registered Public Accounting Firm
23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1 Power of Attorney is contained on the signature page to this Registration Statement
99.1 PyX Technologies, Inc. 2005 Stock Plan and forms of agreement thereunder

                                  UNDERTAKINGS

1.    The Company hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 20, 2005.

                               SBE, INC.


                               By: /s/ Daniel Grey
                                   ---------------
                                       Daniel Grey
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Grey and David W. Brunton, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                     Title                                  Date
               ---------                                     -----                                  ----
/s/ Daniel Grey
---------------------------------------      President and Chief Executive Officer           September 20, 2005
             Daniel Grey                         (Principal Executive Officer)


/s/ David W. Brunton                              Vice President, Finance and                September 20, 2005
---------------------------------------             Chief Financial Officer
           David W. Brunton              (Principal Financial and Accounting Officer)

/s/ Ronald J. Ritchie                                Chairman of the Board                   September 20, 2005
---------------------------------------
           Ronald J. Ritchie

/s/ William B. Heye, Jr.                                   Director                          September 20, 2005
---------------------------------------
         William B. Heye, Jr.

/s/ John Reardon                                           Director                          September 20, 2005
---------------------------------------
             John Reardon

/s Marion M. Stuckey                                       Director                          September 20, 2005
---------------------------------------
           Marion M. Stuckey

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION
------                 -----------
5.1        Opinion of Cooley Godward LLP
23.1       Consent of BDO Seidman, LLP. Independent Registered Public Accounting
           Firm
23.2 Consent of PricewaterhouseCoopers LLP. Independent Registered Public Accounting Firm
23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1 Power of Attorney is contained on the signature page to this Registration Statement
99.1 PyX Technologies, Inc. 2005 Stock Plan and forms of agreement thereunder